SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


    Filed by the Registrant [X]



    Filed by a party other than the Registrant   [ ]

    Check the appropriate box:

    [X]  Preliminary proxy statement

    [ ]  Definitive proxy statement

    [ ]  Definitive additional materials

    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule
14a-12

            RIDGEWOOD ELECTRIC POWER TRUST IV
 (Name of Registrant as Specified in its Charter)

            Ridgewood Electric Power Trust IV
           (Name of Person filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
or 14a-6(i)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ]    Fee computed on table below per Exchange Act Rules
14a-6(i)(4 and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4)  Proposed maximum aggregate value of transaction:

    [ ]    Check box if any part of the fee is offset as
provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

    (2)  Form, schedule or registration statement no.:

    (3)  Filing party:

    (4)  Date filed:

RIDGEWOOD ELECTRIC POWER TRUST IV
947 Linwood Avenue, Ridgewood, New Jersey 07450-2939

NOTICE OF SOLICITATION OF CONSENTS

To the Investors of RIDGEWOOD ELECTRIC POWER TRUST IV:

Notice is Hereby Given that Ridgewood Power Corporation, the Managing Shareholder, is soliciting the consent of the holders of the Investor Shares of Ridgewood Electric Power Trust IV, a Delaware business trust (the "Trust") to a proposal (the "Conversion") to allow the Trust to invest in ventures together with other investment programs sponsored by the Managing Shareholder, without the delays and uncertainties of obtaining approval from the Securities and Exchange Commission, by withdrawing the Trust's election to be a business development company.

Only Investors of record at the close of business on September 6, 1996, will be entitled to notice of the solicitation and to grant or withhold consents. The consents will be tabulated at the Managing Shareholder's principal offices, 947 Linwood Avenue. Ridgewood, New Jersey 07450-2939 at 5:00 p.m., prevailing local time, on Monday, September 27, 1996 or on such later date (but not later than November 30, 1996) to which the Managing Shareholder may adjourn the tabulation.

By order of the Managing Shareholder:       Robert K. Brady,
Secretary

September 6, 1996

CONTENTS OF PROXY STATEMENT

                                                                    Page

Summary of Proposal                                                    1

Introduction                                                           3

Proposal to Permit Investments with other Ridgewood Programs
     by Converting the Trust from a Business Development Company       4

Current Legal Status of the Trust                                     14

Other Information                                                     19
Exhibit A - Proposed Amendment to the Declaration of Trust

Exhibit B - Description of New England Hydro Project Acquisition

RIDGEWOOD ELECTRIC POWER TRUST IV
947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(201) 447-9000     fax (201) 447-0474

PROXY STATEMENT
for Solicitation of Consents
September 6, 1996


SUMMARY OF PROPOSAL

The consents of the Investors of Ridgewood Electric Power Trust IV (the "Trust") are being requested for ending the Trust's status as a business development company. The purpose of the change (the "Conversion") is to allow the Trust to invest with other programs sponsored by Ridgewood Power Corporation, the Managing Shareholder of the Trust, with only the approval of the Trust's Independent Trustees. The Managing Shareholder believes that this will end the delays and uncertainties of seeking approval from the Securities and Exchange Commission (the "Commission") for such transactions and therefore will increase opportunities for the Trust to diversify its investments and to increase the size and quality of the potential investment pool.

In particular, the Trust's decision whether to purchase a 50% interest or a 100% interest in a package of 19 small hydroelectric projects located in Maine and New Hampshire, as described below (the "New England Hydro Projects"), is contingent on approval of the Conversion.

Investors are asked to give their written consent to the Conversion no later than September 27, 1996, by returning the enclosed consent form to the Trust at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 or by faxing it to (201) 447-0474. The written consent of a majority in interest of all Investors (other than the Managing Shareholder) is required for approval.

The remainder of this Proxy Statement contains important information regarding the Conversion and Investors should read it in its entirety before voting. Investors who wish further information may contact the Trust at the address above or by calling (201) 447-9000.

Background:

  Companies that hold themselves out as investing in securities or that own more than specified percentages of their assets in investment securities must register as investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"). Investment companies are subject to many legal restrictions that would impair the Trust's operations. When the Trust was organized, there was some question whether it would be required to register as an investment company.
  The Trust elected a less restrictive alternative under the 1940 Act, business development company status, so that it would be in compliance with the 1940 Act in the event that the development of its business would require it to register under that law.
  The Trust is actively engaged in operating independent power plants and it now appears that it is not and will not be required to register as an investment company or to be a business development company.
  So long as the Trust is a business development company, it is prohibited from co-investing or engaging in other transactions with another investment program sponsored by any affiliated party of the Trust unless the Commission approves. The approval process can take nine months or more, each program must invest on exactly identical terms and there is no assurance the Commission will approve.
  These limitations make it more difficult to diversify the Trust's investment. For example, unless the Conversion is approved, the Trust would have to purchase all of the New England Hydro Projects, which would commit 40% of the Trust's invested funds in a single set of Projects.
  To maintain investor protections at their current level, the Trust will continue to comply with all material business development company rules other than the ban on co-investments and other transactions with other investment programs sponsored by the Managing Shareholder or its affiliates. ("Ridgewood Programs"). The
Independent Trustees will have to approve all co-investments and material transactions with Ridgewood
Programs.
  The Managing Shareholder may be subject to conflicts of interest in acting on behalf of both the Trust and another Ridgewood Program in considering and approving material transactions.

Status of the Trust if the Conversion is approved:

  The Trust will purchase a 50% interest in all the New
England Hydro Projects, with the remainder designated for purchase by Ridgewood Electric Power Trust V, a program being sponsored by the Managing Shareholder.
  The Trust will continue to be a. reporting company that will file 10-K's, 10-Q's and other public reports.
  The Trust will comply with all material restrictions on business development companies, other than the restrictions on transactions with other Ridgewood
Programs.
  The Independent Trustees will continue as before and their approval will be required for any material transaction with another Ridgewood Program.
[end of Summary]

INTRODUCTION

The consent which is requested in the foregoing Notice of Solicitation of Consents is being solicited by Ridgewood Power Corporation, the "Managing Shareholder" of Ridgewood Electric Power Trust IV, a Delaware business trust (the "Trust") with respect to a proposal to amend the Amended and Restated Declaration of Trust (the "Declaration") of the Trust to end its status as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"). This is to be done for the purpose of allowing the Trust to invest in ventures in which other investment programs sponsored by the Managing Shareholder or its affiliates ("Ridgewood Programs") also invest, without the requirement of obtaining the approval of the Securities and Exchange Commission (the "Commission") for the transactions. The consents will be tabulated at 5:00 p.m., prevailing local time, on a date (the "Tabulation Date") which is the later of Friday, September 27, 1996 or a later date (but not later than November 30, 1996) to which the Managing Shareholder may adjourn the tabulation.

The mailing address and principal executive office of the Trust is 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939. Its telephone number is (201) 447-9000 and its facsimile number is
(201) 447-0474. Consents must be given in writing and any consent given may be revoked by the Investor who gives the consent by notifying the Secretary of the Trust in writing at any time prior to the tabulation thereof. Consents and revocations may be mailed or delivered to the Trust at its principal executive office, as stated above, or may be sent by facsimile to the number stated above. All consents received will be tabulated unless revoked. The consents will be received at and will be tabulated at the principal executive office of the Trust. It is expected that the Notice and Proxy Statement and the form of consent will be mailed to Investors on or about September 6, 1996.

The close of business on September 6, 1996 has been fixed as the time for the determination of the Investors entitled to consent.
 Each share of beneficial interest in the Trust (an "Investor Share"), is entitled to one vote and fractional Investor Shares to corresponding fractional votes, except that any Investor Share owned by the Managing Shareholder or any person that controls, is controlled by or is under common control with the Managing Shareholder (an "Affiliate") will not be treated as outstanding and the holder thereof will not be entitled to consent. There are [480.___] Investor Shares outstanding whose holders are entitled to consent in response to the Notice of Solicitation. Although there is no quorum for giving of consents, no action can be taken pursuant to this solicitation unless at least a majority in interest of the holders of the Investor Shares (excluding the Managing Shareholder and its Affiliates) entitled to consent (a "Majority") grant their consents to the action.

A copy of the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto, will be furnished by the Trust without charge to each person to whom this Proxy Statement is delivered, upon written or oral request of such person to the Trust at 947 Linwood Avenue,

Ridgewood, New Jersey 07450-2939, Attention: Secretary, or by telephone request to the Trust at (201) 447-9000 during normal business hours.


PROPOSAL TO PERMIT INVESTMENTS WITH OTHER RIDGEWOOD PROGRAMS BY
CONVERTING THE TRUST FROM A BUSINESS DEVELOPMENT COMPANY

The Managing Shareholder has proposed that the Trust take action (the "Conversion") to end its status as a business development company under the 1940 Act. As a business development company, the Trust is prohibited by the 1940 Act from investing in ventures in which other Ridgewood Programs also invest, unless the Commission issues an exemptive order granting a waiver from this prohibition. These exemptive orders are difficult to obtain, can only be granted if each program invests on identical terms and may be denied in the Commission's discretion. Even if exemptive orders are granted, the prolonged process of applying for them significantly impairs the Trust's ability to acquire
potential investments, as described below.   By electing to give
up its business development company status, the Trust would have added flexibility in making acquisitions and in participating in cooperative ventures with other Ridgewood Programs. In particular, ending the business development company status of the Trust would allow the Trust to invest with affiliated investment programs in projects too large for the Trust to acquire alone and to increase the diversification of the Trust's investments, without the uncertainty and delays of the exemptive order process and the requirement for identical terms of investment.

Although the 1940 Act imposes many other operating restrictions on the Trust and also requires the Trust to adhere to many procedural requirements, to date the cost of complying with these other provisions of the 1940 Act has not been significantly burdensome to the Trust. Further, Investors have in many cases made investment decisions to acquire Shares in the Trust with the knowledge that the Trust was subject to the 1940 Act's requirements. Accordingly, the Managing Shareholder has proposed that the Trust after the Conversion will continue to comply with all material legal requirements for business development companies, other than the prohibitions on investing together with another Ridgewood Program. The amendment to the Declaration will expressly require the Trust to continue to comply with those material legal requirements as if it were still a business development company. See -- Amendment to Declaration. Thus only a limited number of changes to the Declaration are being made. See -- Comparison of Pre-Conversion Requirements with Post-Conversion Requirements.

Background

When the Trust was organized in January 1995, the Managing Shareholder had contemplated that it would invest in independent electric power projects and similar capital projects ("Projects") in two ways. First, the Trust might make majority or controlling investments in Projects with the intention of operating those Projects itself. Second, the Trust might invest in other Projects together with the developers of the Projects or others and the developers or other managers unaffiliated with the Trust would manage those Projects. The Trust anticipated that it through the Managing Shareholder would actively monitor its investments in all the Projects and might provide business advice or managerial assistance to the second type of Projects. Thus, the Trust might act as an active investor with managerial control over certain Projects and might have the status of a more passive investor in other Projects.

However, to the extent the Trust were to invest in Projects that it did not operate, its ownership interests in such Projects might be considered to be securities under the 1940 Act. Under the 1940 Act, if the Trust had held itself out to the public as a company investing in securities and had more than 100 Investors, it would be required to register as a closed-end investment company under the 1940 Act. It would also have had to do so, even if it did not hold itself out as an investor in securities, if more than 40% of its assets (excluding cash and securities issued by or guaranteed by the United States Government) were invested in securities and if it had more than 100 Investors.
Because the Trust correctly anticipated that it would have well over 100 Investors and in the course of the investment process it might have triggered those provisions of the 1940 Act, it confronted the possibility that it would have to register as an investment company. The Managing Shareholder concluded that the 1940 Act's restrictions on investment companies, however, would have made the Trust's business plan extremely difficult to carry out.

The 1940 Act provides business development company status as an alternative to investment company registration for companies that are prepared to invest exclusively in private placements and to provide significant managerial assistance to companies representing at least 70% by value of their investment portfolio.
 See Current Legal Status of the Trust -- The 1940 Act below.
The business development company provisions were not inconsistent with the Trust's business plan and would allow the Trust to comply with the 1940 Act in the event the Trust were considered to be an investment company. Therefore, in order to reduce legal risks at a time when the Trust's status might be uncertain, the Trust elected to become a business development company and has operated as such since its registration under the Securities Exchange Act of 1934, as amended, became effective on March 25, 1995.

The 1940 Act prohibits business development companies from investing in business ventures in which "affiliated persons" (as defined by the 1940 Act) also invest, unless the Commission reviews the transaction to determine whether the proposed co-investment would comply with the requirements of Section 57 of the 1940 Act (which include in part a mandate that the parties invest on identical terms) and issues an exemptive order permitting the co-investment. The Managing Shareholder and the other Ridgewood Programs it sponsors are affiliated persons of the Trust. Therefore, with limited exceptions that are not useful to the Trust, without the Commission's approval the Trust may not invest in any business venture in which another Ridgewood Program invests. As described below, the Managing Shareholder believes that this restriction unnecessarily limits the Trust and may reduce diversification of its portfolio, with corresponding risks to Investors. Accordingly, the Managing Shareholder has proposed the Conversion.

Reasons for the Conversion

As long as the Trust is a business development company, it is prohibited from entering into joint ventures with other Ridgewood Programs sponsored by the Managing Shareholder without obtaining an exemptive order. This in most cases effectively restricts the Trust's investments to ownership in small Projects or forces the Trust to invest in single larger Projects, thus creating higher risks to Investors because of less diversification of investments.

The Trust's current and proposed investments in operating assets or entities ("Projects") demonstrate this problem. As of the date of this Proxy Statement, the Trust had net proceeds from its offering of Investor Shares of [$39.4 million]. It has made investments or committed funds as follows:


Project         Total cost      Trust's      Investment     Status
                to acquire      percentage   made or to be  of
                and develop     ownership    made by        investment
                Project         of Project   Trust

Pump Services   $   400,000     100%         $   400,000  Wholly owned
(irrigation     (may be                                   by Trust
power)           expanded)

Providence       20,000,000      66%         12,800,000   Co-ownership
(landfill-gas-                                            with Ridgewood
fueled                                                    Electric Power
electric power                                            Trust III
plant;                                                    (permitted by
currently 12                                               Commission
megawatt                                                   order
capacity)                                                  discussed
                                                           below)

New England      18,000,000      50%          9,000,000   Pending.  See
Hydro  (19       (estimated)                              Proposed
small hydro-                                              Acquisition of
electric                                                  New England
Projects                                                  Hydro
aggregating                                               Projects,
                                                          below

Totals          $37,400,000                 22,200,000

If the Trust were obliged to purchase all of a Project, it would be limited to investment in each of the two Projects with acquisition costs in excess of $10 million listed above and perhaps one smaller Project, or investment in one of the larger Projects and a few smaller Projects. As a result, its portfolio would be more concentrated and possibly more subject to risks from lack of diversification, although if two larger Projects were purchased the time to fully invest proceeds and costs of investigation might be reduced. During the investment period, as provided by the Declaration of Trust, the Trust's funds not invested in Projects would be invested in cash equivalents or U.S. government securities with relatively low yields. Co-investment, on the other hand, would allow investment in all of these Projects with substantial funds being available for further, diversifying investments.

Co-investment with unaffiliated parties is often undesirable, impracticable or impossible. Such co-investment proposals often involve protracted and intense negotiations regarding the economic terms of the transaction and operating control of the Project, which increases acquisition costs. Even more important, the Trust is a relatively small participant in the market for independent power projects with capacities of over 20 megawatts.
 The Managing Shareholder has found that a program's ability to commit capital promptly and to close a transaction expeditiously is a major competitive advantage for the Trust and other Ridgewood Programs. The delays and changes of position caused by negotiations with an unaffiliated co-investor can dilute or destroy this competitive advantage. For this reason, the Trust believes that seeking unaffiliated co-investors frequently will not be a suitable alternative to investing with other Ridgewood Programs, as would be permitted after the Conversion.

The Commission by order may grant an exemption from the transactional prohibitions so long as the Trust participates in the transactions on terms at least as advantageous as the terms enjoyed by any other affiliated participants and meets other statutory requirements. The approval process for such an order requires notice to the public, a public comment period and careful review of the Trust's filing by the Commission's staff. At the completion of the process, there is no assurance that any application will be approved and there is no assurance that the proposed transaction can be completed in accordance with the terms of the order or within the time period permitted by the waiver.

In order to invest together with Ridgewood Electric Power Trust III in the Providence Project (an electric generating station located near Providence, Rhode Island that uses landfill gas for fuel) the Trust applied for and received an exemptive order that allowed it to invest with Ridgewood Electric Power Trust III in Projects on terms equally favorable to those afforded to that program, subject to review by and approval of the Trust's Independent Trustees. The application was filed on April 6, 1995 and after an amended application addressing concerns of the Commission's staff was filed, the exemptive order was received on December 11, 1995. The order was valid for only a limited time.
 It should also be noted that the Commission's staff has informally advised the Trust that the granting of the prior exemptive order by the Commission should not be considered to be any indication that the staff would or would not recommend relief in the future.

The application process for exemptive orders thus impairs the Trust's competitive advantages of speed and certainty in acquiring Projects. If the Trust endeavors to diversify its investment portfolio and to invest in the most advantageous opportunities by co-investing with other Ridgewood Programs, the uncertainties and delays of the exemption process can impair its competitive position in negotiating Project acquisitions. The
Trust accordingly does not believe that the ability to seek exemptive orders is an adequate alternative to the Conversion.

The direct costs of routine compliance with the 1940 Act as a business development company are anticipated to be less than $45,000 per year for the Trust. Approximately 40% of these costs represent fees of and other costs relating to the Independent Trustees, which would continue after the Conversion. Costs of business development company compliance are not in themselves a material reason for the Conversion.

Potential Conflicts of Interest

If the Conversion is approved and additional co-investments or other Ridgewood Program Transactions are proposed by the Managing Shareholder, the Managing Shareholder might be considered to have potential conflicts of interest arising from its duties to the Trust and to any other Ridgewood Program considering the co-investment. In most cases, the Managing Shareholder expects that these conflicts will be insubstantial. In acquiring Projects, the economic terms of the acquisition are generally determined through arms'-length bargaining with the seller. When the Trust and similar Ridgewood Programs invest at the same time, the Managing Shareholder will endeavor to have them participate on substantially identical terms (but reserving the ability to have programs participate on dissimilar terms in order to meet their investment objectives or to conform to transactional requirements) with the first-organized program having the first opportunity to invest until all of its available funds that can prudently be invested in the Project are committed, and with subsequently organized programs investing in their turns on the same basis.

In those few cases where one Ridgewood Program is not able to invest on similar terms with other Ridgewood Programs (typically because of legal or transactional requirements or a delay in the availability of funds) or in other cases where the transactional terms are not similar, the Managing Shareholder will attempt to resolve any conflict by reference to relevant interest rates or risk/return considerations or to the terms negotiated by other participants in the Project.

Further, in every case where the Trust engages in a material transaction involving another Ridgewood Program, the Independent
Trustees will be required to separately review and approve the terms of the transaction.

Proposed Acquisition of New England Hydro Projects

The Conversion has been under consideration by the Managing Shareholder since the receipt of the Providence exemptive order in December 1995. However, a recent investment opportunity is a significant factor in the decision to propose the Conversion at this time. On April 4, 1996, the Trust entered into a non-binding letter of intent with Consolidated Hydro, Inc. ("CHI") for the purchase of an interest in 19 small operating hydroelectric Projects located in Maine and New Hampshire and having a gross generating capacity of 16.7 megawatts. Definitive purchase agreements were executed on August __, 1996, with an initial closing planned for early September 1996. The Projects, together with a brief description, are listed in Exhibit B to this Proxy Statement. The proposed purchase price for all 19 Projects plants is approximately $16 million and anticipated transaction costs, necessary capital improvements and regulatory compliance requirements increase the total investment to approximately $18 million. That investment, if made by the Trust, would exhaust the major portion of its funds available for investment and would reduce the diversification of its portfolio.
 The Managing Shareholder therefore believed that it would be in the Trust's best interests to share this opportunity with Ridgewood Electric Power Trust V ("Ridgewood Power V"), a new Ridgewood Program that in April 1996 began an ongoing private placement to raise funds for investment. However, such a co-investment cannot be made without the approval of the Commission, unless the Conversion is approved and the Trust ceases to be a business development company.

CHI was unwilling to sell less than all of the Projects and was also unwilling to delay the sale for a period long enough to proceed with the exemption order process or to bear the risk that the order would not be granted. In order to preserve this investment opportunity, the Trust agreed to purchase only a 50% interest in all the Projects at a price equal to approximately $8 million, and to take an assignable option expiring 90 days after the initial closing for the Trust to acquire the remainder at a price of an additional $8 million plus interest thereon computed from the date of closing. The interest rate escalates monthly. If the option were not timely exercised by the Trust or an assignee of the Trust after the initial closing, CHI would have the right for an additional 30 days to repurchase the 50% interest first sold to the Trust at a price equal to $2 million less than the price paid by the Trust. The Trust thus has a compelling economic incentive to purchase the remaining 50% itself if Ridgewood Power V is unable to do so.

If the Conversion is approved, the Trust will assign the option to acquire the remaining 50% interest in the New England Projects to Ridgewood Power V if that program has funds available for the purchase. In that case, the Trust anticipates that Ridgewood Power V will exercise the option and thus will become the owner of the remaining 50% of each New England Project. There is no assurance that Ridgewood Power V will have sufficient funds to do so. If the Conversion were not approved and the Trust is unable to assign the option or if Ridgewood Power V does not exercise the option for any other reason, the Trust anticipates that it would purchase the remainder of the New England Hydro Projects rather than allow CHI either to repurchase the partial interest the Trust had already acquired at a $2 million loss to the Trust or to sell the remaining interest to a non-Affiliate of the Trust which may have priorities conflicting with the Trust's. A copy of the acquisition agreements may be obtained, free of charge, from the Trust at the address stated on page 2.

This transaction structure is compelled by the prohibitions of the 1940 Act on co-investment of the Trust with other Ridgewood
Programs.  Otherwise, the Trust would have proposed that it and

Ridgewood Electric Power Trust V enter into an agreement together to acquire the entire package of Projects on similar terms, thus allowing both Ridgewood Programs to diversify their investments.

The Trust intends to acquire at least a 50% interest in the Projects regardless of whether the Conversion is approved, but subject to satisfactory fulfillment of closing conditions contained in the acquisition agreements. The acquisition agreements and other terms of the transaction are subject to change in response to governmental action, operating conditions, and other contingencies and Investors must recognize that the proposed acquisition of the New England Hydro Projects may not occur or may occur on materially different terms from those stated here.

Although one reason for the Conversion is to allow co-investment with Ridgewood Power V in the New England Hydro Projects, the Conversion, if approved, will permit the Trust to invest jointly with any Ridgewood Program in any venture, subject only to the approval of the Managing Shareholder and the approval of a majority of the Independent Trustees. No consent or vote of Investors will be required for any future co-investment.

Basis for Withdrawing Business Development Company Election

The Managing Shareholder has found, based on its experience with the three prior Ridgewood Programs, Ridgewood Electric Power Trusts I through III (the "Prior Programs"), and with the initial investments of the Trust, that in many cases the Trust will choose to have the Managing Shareholder exercise management control over the Projects in which the Trust invests. By doing so, the Trust avoids fragmentation of responsibility, the loss in some cases of economies of scale and gains management experience and hands-on knowledge. The Trust may contract with other persons to provide routine operating, maintenance and administrative services (and intends to do so for the New England Hydro Projects), but will remain responsible for management, will direct or oversee the contractor and will determine operating policies, capital expenditures and repair and maintenance schedules.

Accordingly, the Trust will not be and does not intend to hold itself out as a non-operating investor in Projects, although it may make such investments if warranted. Further, the Trust does not anticipate that more than 40% of its assets, as explained at Current Legal Status of the Trust -- the 1940 Act below, will be invested in "securities" for purposes of the 1940 Act or that it will be unable to qualify under an exemptive rule discussed there. If the Conversion is approved and 50% of the New England Hydro Projects is purchased, almost 100% of the Trust's assets (other than cash or U.S. Government securities representing funds awaiting investment) will be invested in Projects operated by the Trust itself or together with Ridgewood Power V. The Trust expects that the remaining funds eventually will be invested primarily in Projects it operates. Finally, even if the Trust were deemed to be either holding itself out as an investor in securities or were to have more than 40% of its assets invested in securities, it believes that it is and will be primarily engaged in operating independent power Projects and thus will not be an investment company.

Thus, given these developments, the Trust believes that it will not be required to register as an investment company and there thus is no continuing need for it to maintain its election to be a business development company as an alternative.

Amendment to Declaration

The Conversion would be effected by amending the Declaration and by filing a withdrawal of election to be a business development company with the Commission. The Trust anticipates that it will do so as soon after the Tabulation Date as possible. The text of the amendment to the Declaration is attached as Exhibit A.

In summary, the amendment authorizes the Trust to withdraw the business development company election. It also defines a "Ridgewood Program Transaction" as a transaction with a Ridgewood Program, an entity controlled by a Ridgewood Program or Programs, or an entity in which a Ridgewood Program or Program has invested, that would otherwise be prohibited by the 1940 Act.
The Amendment states that after the Conversion Ridgewood Program Transactions will not be subject to any provision of the 1940 Act or rules thereunder that would restrict the Trust or entities the Trust controls or has invested in from entering into Ridgewood Program Transactions. Instead, a Ridgewood Program Transaction must be approved either by the Managing Shareholder and a majority of the Independent Trustees, or by a majority of the Independent Trustees and a Majority of the Investors. No express standards for approval are specified, although the Managing Shareholder and the Independent Trustees are subject to the fiduciary requirements of Delaware law in making their decisions.
 Under Delaware law, unless such transactions are entirely fair to the Trust, a court may void the transaction or order other relief.

The amendment also requires the Trust to continue to comply with all other requirements of the 1940 Act as if the Trust continued to be a business development company, except that the Trust would not be required to file any reports required of business development companies with the Commission or any other regulatory agency. With regard to the requirements that the Trust will continue to adhere to, the Trust will not be able to request exemptive relief from or to take actions requiring approval by the Commission, because it will no longer be subject to the Commission's authority over business development companies. This means that the Trust will not be able to obtain relief from restrictions on business development companies that it might (or might not) otherwise obtain if the Conversion were not undertaken. The Trust does not believe that this inability will have any material adverse effect on the Trust, although there can be no assurance that future events would not make such relief desirable.

Copies of the Declaration of Trust reflecting all changes proposed by this Proxy Statement are available from the Trust without charge on request by any Investor. Requests should be made to the Trust at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, Attention: Secretary, or by telephone to the Trust at (201) 447-9000 during normal business hours.

Comparison of Pre-Conversion Requirements with Post-Conversion
Requirements

The following table compares in a summary manner the current requirements of the 1940 Act applicable to the Trust as a business development company with the comparable legal requirements under state and federal law and the Declaration that would apply to the Trust after the Conversion. There are many exceptions and qualifications to the summaries contained in the table below as described elsewhere in this Proxy
Statement.


               Pre-Conversion (business    Post-Conversion
               development company)

Form of        Delaware business trust     Delaware business
entity and                                 trust (unchanged)
state of
organization

Reporting      Investor Shares registered  Unchanged.
status         under Securities Exchange
               Act of 1934, which
               requires annual, quarterly
               and current reports (10-K,
               10-Q and 8-K), compliance
               rules, short-swing insider
               trading rules, tender
               offer rules and other
               rules applicable to
               "public companies"
               generally.

Types of       At least 70% of Trust's     Unchanged.
investments    total assets must be
               qualifying assets for
               business development
               companies (in general,
               securities of an eligible
               portfolio company acquired
               in a non-public offering).

Transactions   a.  No sales of property    No prohibition on
with other     to Trust or Trust's         transactions.
Ridgewood      subsidiaries.               Delaware law
Programs       b.  No purchases of         continues to
               property from the Trust or  mandate fiduciary
               its subsidiaries, except    duties for
               Investor Shares.            Managing
               c.  No borrowing from       Shareholder and
               Trust or Trust's            its affiliates
               investees.                  that require

               d.  No participation with   entire fairness
               Trust or Trust's investees  in transactions
               as a joint or joint and     with affiliated
               several participant where   persons. The
               Trust may have less         Declaration, as
               advantageous position, as   amended, requires
               delineated by Commission    that these
               rules (although joint       transactions be
               enterprise is permissible   approved by a
               if no affiliate or insider  majority of the
               has a financial interest    Independent
               in a party to the           Trustees.  The
               transaction and the Trust   Commission will
               or its investees do not     have no
               commit more than 5% of its  jurisdiction to
               assets to the               approve or reject
               transaction).               these
               e.  Commission  may waive   transactions.
               restrictions if it finds
               that the transaction's
               terms are reasonable,
               fair, not overreaching and
               consistent with Trust
               investment policy and the
               general purposes of the
               1940 Act.

Transactions   Same as immediately above.  Can no longer be
 with other                                approved by the
Affiliates,                                Commission and
officers,                                  are thus
directors, and                             prohibited.
employees of
Trust and
Managing
Shareholder;
persons owning 5%
of Investor Shares;
or any affiliate or
affiliated person
of the foregoing.

Transactions   Transactions listed in a-d  No change.
with           above require approval of
affiliated     majority of Independent
persons        Trustees and a finding
of any entity  by them that terms are
in which       reasonable, fair, not
the Trust      overreaching and
owns 5% or     consistent with
more of the    Investors' interest and
voting equity, Trust investment policy.
or any entity
owning 5% or
more of the
Trust's
Investor
Shares.

Remedies and   Commission supervision      Governmental and
supervision    and administrative          private rights of
               proceedings, governmental   action under the
               and private rights of       federal and state
               action under the 1940 Act   securities laws
               and other federal and       other than the
               state securities laws,      1940 Act, private
               private rights of action    rights of action
               under state law.            under state law.
                                           No Commission
                                           supervision.

Federal Income Tax Consequences

The Conversion will not have any federal income tax consequences to the Investors.

Absence of Dissenters' Rights

There are no dissenter's rights with respect to the Conversion, which means that Investors who do not grant their consent to the Conversion do not have the right to receive payment of the fair value of their shares.

No Additional Anti-Takeover Effects

The Conversion will not cause the Trust to be subject to any business combination statute limiting the ability of corporations to merge with or enter into transactions involving interested stockholders and does not contain provisions making a change of control of the Trust more difficult.

Vote to Approve

Approval of the Conversion requires the affirmative vote of the holders of at least a majority of all of the issued and outstanding Investor Shares, excluding Investor Shares owned by the Managing Shareholder and its Affiliates. The Managing Shareholder will vote the one Investor Share owned by it in favor of the Conversion, although that vote is unnecessary under the terms of the Declaration.

THE MANAGING SHAREHOLDER RECOMMENDS A VOTE "FOR" APPROVAL OF THE
CONVERSION.

CURRENT LEGAL STATUS OF THE TRUST

The 1940 Act

The Trust is a business development company under the 1940 Act and has registered its Investor Shares under the Securities Exchange Act of 1934, as amended, which requires the Trust to file annual, quarterly and other reports (such as Forms 10-K, 10-Q and 8-K) and to be subject to the proxy rules and other regulatory requirements of that act that are applicable to the Trust. The Trust has no intention to and will not permit the creation of any form of a trading market in the Shares in connection with this registration. The registration of the Trust's Investor Shares under the Securities Exchange Act of 1934 will be unaffected by the Conversion and it will continue to file the reports required under that Act.

As a business development company, the Trust is a closed-end company (defined by the 1940 Act as a company that does not offer for sale or have outstanding any redeemable security) that is regulated under the 1940 Act only as a business development company. The 1940 Act requires that a majority of the Managing Shareholder and Independent Trustees be persons other than "interested persons" as defined in the act. Under the 1940 Act, approval of both the Independent Trustees and the Commission is required for certain transactions of business development companies involving certain closely affiliated persons. Accordingly, the Trust currently is required to obtain an exemptive order of the Commission permitting investments in one or more of the same Projects or Project development companies by the Trust and other entities sponsored or managed by the Managing Shareholder, including the Ridgewood Programs, or with affiliates of the Managing Shareholder. A business development company may not change the nature of its business so as to cease to be, or to withdraw its election as, a business development company unless authorized to do so by at least a majority vote of its outstanding voting securities.

The 1940 Act restricts the kind of investments a business development company may make. A business development company may not acquire any asset other than a "Qualifying Asset" unless, at the time the acquisition is made, Qualifying Assets comprise at least 70% of the company's total assets by value. The principal categories of Qualifying Assets that are relevant to the Trust's proposed activities are:

(1) Securities issued by "eligible portfolio companies" that are purchased by the Trust from the issuer in a transaction not involving any public offering (i.e., private placements of securities). An
"eligible portfolio company" (a) must be organized under the laws of the United States or a state and have its principal place of business in the United States;
(b) may not be an investment company other than a small business investment company licensed by the Small
Business Administration and wholly-owned by the Trust and (c) may not have issued any class of securities that may be used to obtain margin credit from a broker or dealer in securities. The last requirement essentially excludes all issuers that have securities listed on an exchange or quoted on the National
Association of Securities Dealers, Inc.'s national market system, along with other companies designated by the Federal Reserve Board. Except for temporary investments of the Trust's available funds, substantially all of the Trust's investments are expected to be Qualifying Assets under this provision.


(2) Securities received in exchange for or distributed on or with respect to securities described in paragraph
(1) above, or on the exercise of options, warrants or rights relating to those securities.

(3) Cash, cash items, U.S. Government securities or high quality debt securities maturing not more than one year after the date of investment.

A business development company must make available "significant managerial assistance" to the issuers of Qualifying Assets described in paragraphs (1) and (2) above, which may include without limitation arrangements by which the business development company (through its directors, officers or employees) offers to provide (and, if accepted, provides) significant guidance and counsel concerning the issuer's management, operation or business objectives and policies.

A business development company also must be organized under the laws of the United States or a state, have its principal place of business in the United States and have as its purpose the making of investments in Qualifying Assets described in paragraph (1) above.

Although the Trust does not anticipate that it will incur material debt and is prohibited under the Declaration in certain cases from issuing additional classes of securities without approval from a majority of the outstanding Shares, a business development company is permitted under specified conditions to issue multiple classes of indebtedness and classes of equity securities senior to the Shares if its asset coverage (as defined in the 1940 Act) is at least 200% immediately after each issuance. Although such actions are not anticipated, in the event the Trust were to issue publicly distributable debt or senior equity securities, no distribution to Shareholders would be permitted by the Trust unless the Trust were to meet the applicable asset coverage ratios at the time of the distribution.
 The Trust is also permitted to borrow for temporary or emergency purposes an amount up to 5% of its total assets.

If the Trust were not a business development company, but met the definition of an investment company described below, it would be required to register as an investment company under the 1940 Act in order to continue operation.

The 1940 Act in relevant part defines an investment company as an organization that either (a) is or holds itself out as being or that will be primarily engaged in the business of investing in securities, or (b) is engaged or proposes to engage in the business of investing in securities and that owns or proposes to own "investment securities" (securities other than U.S. government securities and securities issued by majority-owned operating subsidiaries of the company) in an amount exceeding 40% of the company's total assets (excluding U.S. government securities and cash items). An exemptive rule under the 1940 Act increases the 40% threshold to 45% if no more than 45% of the company's net income after taxes for the preceding 12 month period is derived from investment securities (other than those issued by operating issuers primarily controlled by the company and through which the company engages in a business other than investing or trading in securities).

As mentioned above, the Trust believes that it is not and is not likely to ever become an investment company.

Investment Policies

The Trust's current investment policies will not be changed if the Conversion is approved. As provided by the Declaration of Trust, the Trust will continue to invest in the independent electric power, energy and environmental facilities industries. Its investments may include, but are not limited to, investments in the following types of facilities:

  cogeneration facilities producing both electricity and heat energy;
  other independent power generation facilities producing electricity and other forms of energy from natural gas, oil, coal, hydropower, geothermal or waste resources, or from other technologies (excluding nuclear facilities, however);
  other power-related products or services, or other non-utility facilities that are involved in or related to the production, transmission or distribution of electrical power, heat energy, or other energy or environmental products; and
  pre-development or preparatory activities for the evaluation, planning, permitting and development of the facilities in which it may invest.

The Trust focuses its investment efforts in two areas: (i) the acquisition of controlling equity interests in smaller existing electric power Projects (with purchase prices of up to $10 million), (ii) the acquisition of equity interests in larger electric Projects together with other Ridgewood Programs or with well capitalized co-participants), in which case control of the Projects is shared with or held by the other participants. In each case, the Trust seeks to make substantial equity investments that may provide long-term returns. The Trust does not invest in Projects or Project securities with the aim of trading those securities.

In investing in smaller Projects, the Trust emphasizes equity investments as a means of reducing leverage risks, transaction costs associated with negotiating debt finance and required Project reserves for debt service and amortization. If at a future date additional capital were to be required, the Trust believes that it would be easier and more economical at that time to obtain debt finance for a Project with a substantial equity component and an operating history. The Trust believes that investing in existing Projects or Projects with short development cycles reduces delays between the Investors' commitments of funds and the receipt of cash flow from Projects.

In investing in larger Projects, the Trust seeks to make equity investments with other well-capitalized entities, which may include other Ridgewood Programs or industry participants such as unregulated subsidiaries of electric utilities (which may not own more than 50% of an Independent Power Project). The Trust, in seeking to obtain pre-tax cash flow from a Project, is not primarily concerned with reported earnings or the tax treatment of its income or investment. Accordingly, the Trust encourages the other participants to enter into arrangements by which the Trust obtains a disproportionate share of cash flow while other participants are allocated higher amounts of accounting earnings or tax benefits. Thus the Trust's participation in the larger
Project may enhance objectives of other participants.   Further,
the Trust generally will not demand that it operate or control a larger Project, which may make it an attractive participant. In such cases, the Trust will seek to require the manager to be compensated on a performance-based or subordinated basis so as to encourage the manager to enhance the Trust's returns.

The Trust typically invests in securities that do not and that are not expected to have any public market and substantially all of its investments are expected to be in the form of limited liability interests in "pass-through" entities. Typically, the Trust will be a limited partner in a limited partnership that owns a Project in which it invests. The Trust may invest through limited liability companies or other entities affording it limited liability as may be desirable. If an unaffiliated person is not the general partner for the partnership, the Trust will organize a corporation to act as the general partner (which will usually have a 1% interest in the partnership) and the Trust will own the stock of that corporation.

The Managing Shareholder searches for and evaluates prospective investments for the Trust. It actively participates in the market for investments through its own personnel and independent consultants. Project investigation is undertaken by its own engineering staff, together with reports from independent engineering, legal, investment banking and other professionals.

Independent Trustees

As part of the Conversion, transactions with affiliated persons will require the approval of at least a majority of the Independent Trustees. There must be at least two Independent Trustees and the number may be increased to not more than eight by action of the Managing Shareholder and the Independent Trustees acting together as the "Board" of the Trust.

Under the current Declaration of Trust, the consent of a majority of the Independent Trustees is required for certain actions by the Trust specified in the 1940 Act: approval of the Management Agreement with the Managing Shareholder, appointment of the independent accountants of the Trust, certain transactions with persons having distant relationships with the Trust, and sales of shares below net asset value. The Independent Trustees have no authority to control the Managing Shareholder as to other matters, which include investment and divestiture decisions and most aspects of the management and administration of the Trust and Trust Property, although they may supervise and review the Managing Shareholder's actions "to the extent necessary to carry out the fiduciary duties of the Board's members" under the 1940 Act. These provisions will be preserved under the Conversion, because the Declaration will require the Board and the Independent Trustees to perform duties as if the Trust continued to be a business development company under the 1940 Act as in effect from time to time.

In addition, any new Ridgewood Program Transaction would require the approval of at least a majority of the Independent Trustees or the vote of a Majority of the Investors, in lieu of the
current requirement for Commission approval.   See -Proposal to
Permit Investments . . . --  Amendment to Declaration, above.

The Independent Trustees would continue to meet at least quarterly and would be provided with all information concerning the Trust's operations that they would require or request. Their compensation would remain fixed at $5,000 per year, plus actual out-of-pocket expenses incurred.

Ownership of securities by directors, executive officers and certain beneficial owners

To the knowledge of the Trust, no person owns of record or beneficially more than 5% of the Trust's Investor Shares. The
Managing Shareholder owns the only Management Share.

The following information pertains to the Investor Shares of the Trust beneficially owned, directly or indirectly, by the Managing Shareholder, the Independent Trustees, and executive officers individually and by all those persons as a group. Each person named has an address c/o the Trust at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.



  Name                                 Amount and nature         Percent
                                        of beneficial
                                          ownership
                                           (shares)


Managing Share-
holder and
Affiliates (a)    Ridgewood Power              1.00                   .2
                  Corporation

Independent       John C. Belknap                 0                    0
Trustees          Richard D. Propper, M.D.        0                    0

All current
directors and
executive
officers as a
group (8) (a):                                 1.00                   .2

(a) Mr. Swanson is the sole stockholder and director of the Managing Shareholder and is deemed to beneficially own all Investor Shares owned by it.


OTHER INFORMATION

Cost of consent solicitation

The cost of preparing, assembling and mailing this Proxy
Statement, the Notice of Solicitation and form of consent will be borne by the Trust. The Trust will request nominees and fiduciaries to forward the proxy material to the beneficial owners of the stock held of record by such persons, and the Trust will reimburse them, upon request, for reasonable expenses incurred in connection therewith.

Other matters

No other business is to be presented pursuant to this Proxy
Statement or the solicitation of consents.

Voting procedures

Votes made by consents returned prior to the Tabulation Date will be counted by the Managing Shareholder. Abstentions and failures by record holders to vote the shares owned by beneficial owners (including "broker non-votes") will not be counted as voting on the Conversion. Because the Conversion requires the vote of a Majority of all Investors (excluding the Managing Shareholder and its Affiliates), a failure to vote has the effect of a vote against the Conversion.

Shareholder proposals

No annual meeting of the Trust is provided for by the Declaration. Shareholders wishing to present proposals for consideration in future consent solicitations or meetings of Shareholders may do so within a reasonable time prior to the record date of the solicitation or meeting.

Transfer agent and shareholder information

The transfer agent for the Common Stock is the Managing Shareholder at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 and its telephone number is (201) 447-9000. For information concerning the Trust, please contact the Assistant Secretary of the Trust, Mary Louise Olin, at the Trust's principal executive offices.

On Behalf of the Managing Shareholder:
Robert E. Swanson, President

Ridgewood, New Jersey  September 6, 1996

EXHIBIT A


AMENDMENT NO. 1
TO
AMENDED AND RESTATED DECLARATION OF TRUST
OF
RIDGEWOOD ELECTRIC POWER TRUST IV

    This AMENDMENT NO. 1 (the "Amendment") to the Amended and Restated Declaration of Trust, dated as of August 31, 1995, of Ridgewood Electric Power Trust IV, a Delaware business trust (the "Trust"), is made by Ridgewood Energy Holding Corporation, a Delaware corporation which is the Corporate Trustee of the Trust (the "Corporate Trustee"), as of ____________, 1996.

RECITALS

    The Corporate Trustee has entered into the Amended and Restated Declaration of Trust, dated as of August 31, 1995
(the "Prior Declaration") for the benefit of the persons admitted as Investors under the terms of the Prior
Declaration. Capitalized terms not defined in this Amendment shall have the meanings assigned to them by the Prior Declaration. The Prior Declaration, as modified by this Amendment, is referred to as the "Declaration."

    The Managing Shareholder has proposed to the Investors that the Trust withdraw its election to be a business development company under the 1940 Act and has submitted this Amendment to authorize that withdrawal. The Managing Shareholder also proposed that after the withdrawal of the election the Trust continue to comply with all requirements of the 1940 Act applicable to business development companies, except for the prohibitions on transactions with investment programs sponsored by the Managing Shareholder, which would be governed by the provisions of this Amendment.

This Amendment was submitted to the Investors for their consent on __________, 1996 and the consents were tabulated on _____________, 1996, at which time the Trust determined that this Amendment had received the consent of the Investors required under Sections 15.8(b) and 15.2(b) of the Prior Declaration.

    NOW THEREFORE, pursuant to the proposal of the Managing
Shareholder and the consent of a Majority of the Investors, the Corporate Trustee adopts this Amendment to the Prior
Declaration as follows:

    A.  Authorization to Withdraw Business Development
Company Election.

    The Prior Declaration is amended by adding the following Section 1.10 after the existing Section 1.9:

1.10.  Withdrawal of Business Development
Company Election. On and after the date of the Amendment adopting this Section 1.10, the Trust is authorized, empowered and directed to withdraw its prior election to operate as a business development company under the 1940 Act, effective upon the filing of a notice of withdrawal with the Securities and Exchange Commission.

    B.  Authorization to Enter into Transactions with other
Ridgewood Programs.

    Section 1.8(i) of the Prior Declaration (empowering the
Trust to do business as a business development company) is amended by replacing it in its entirety with the following:

    (i)  To engage in Ridgewood Program
Transactions, subject to the requirements of
Section 12.5(c)(iv).

    Article II of the Prior Declaration is amended by adding the following definition:

    "Ridgewood Program Transaction" --  A
"Ridgewood Program Transaction" is any transaction with either (a) an investment program sponsored by the Managing Shareholder or an affiliate of the Managing Shareholder (a "Ridgewood Program") or
(b) an entity controlled by a Ridgewood Program or Programs or an entity in which a Ridgewood Program has invested, that if the Trust were a business development company would be prohibited for the Trust or entities in which the Trust invests by Sections 57(a) or 57(d) of the 1940 Act or rules thereunder, as in effect from time to time.

    The Prior Declaration is amended by adding the following Section 12.5(c)(iv) after the existing Section
12.5(c)(iii):

    (iv)  Any Ridgewood Program Transaction.

    C.  Covenant to Continue Compliance with Other Business
Development Company Requirements.

The Prior Declaration is amended by adding the following Section 9.7 after the existing Section 9.6:

    9.7. Compliance with Certain Business
Development Company Requirements. Except as provided in this Section 9.7, the Trust shall comply with each provision of the 1940 Act applicable to business development companies and the rules thereunder, all as in effect from time to time, as if the Trust continued to be a business development company.

         (a)  Notwithstanding the foregoing, the
Trust in entering into Ridgewood Program
Transactions shall not be required to comply with any provision of Sections 57(a)-(e) of the 1940
Act, or any other provision of the 1940 Act or rule or order thereunder (other than Sections
57(k) and (l)) that would restrict the Trust from entering into Ridgewood Program Transactions.

         (b)  The Trust shall not be required to
prepare and file with the Securities and Exchange
Commission or any other regulatory or self-regulatory agency any report, certification, finding or other document that would otherwise be required under the 1940 Act, and shall not be required to comply with Section 54 of the 1940
Act. Notwithstanding the foregoing, the Trust shall maintain the books and records required of business development companies under that Act.

         (c)  In the event that any or all of the
provisions of the 1940 Act applicable to business development companies are modified or repealed, such modification or repeal shall apply to the Trust's obligations under this Section 9.7 concurrently. If any modification to the 1940 Act would create multiple classes of business development company or would otherwise create a choice among differing regulatory requirements, the Board shall determine which class or set of regulatory requirements shall apply to the Trust.

         (d)  References in this Declaration to
rights, duties, obligations or other matters prescribed by the 1940 Act shall mean rights, duties, obligations or other matters arising under this Section 9.7, to the extent it requires the Trust to comply with the 1940 Act or rules thereunder.

    D.  Conforming Changes to the Declaration

    Sections 1.2(c) (authorizing the business development company election) and 12.4(h) (empowering the Managing Shareholder to take actions to maintain business development company status) of the Prior Declaration are repealed:

    E.  Construction of Amendment.

    The Managing Shareholder has power to construe this
Amendment and the effects of the withdrawal of the business
development company election and to act upon any such
construction.   Its construction of those matters and any
action taken pursuant thereto by the Trust or a Managing
Person in good faith shall be final and conclusive.

    IN WITNESS WHEREOF, the Corporate Trustee has executed this Amendment as of the ___ day of __________, 1996.

RIDGEWOOD ENERGY HOLDING
 CORPORATION


By________________________
    Name:___________________
    Title:____________________

EXHIBIT B

DESCRIPTION OF NEW ENGLAND HYDRO PROJECT
ACQUISITION



Three newly organized limited partnerships that are beneficially owned by the Trust have entered into definitive agreements with Consolidated Hydro, Inc. ("CHI") and its affiliates for the purchase of interests in 19 small hydroelectric Projects located in Maine and New Hampshire with a total capacity of 16.75 megawatts. The terms of the agreement, including the possible participation of Ridgewood Electric Power Trust V, a program sponsored by the Managing Shareholder ("Ridgewood Power V"), are summarized at Proposal to Permit Investments . . . -- New England Hydro Projects in the Proxy Statement. Closing of the initial 50% purchase in the Projects by the Trust and the purchase of the remaining 50% interest in the Projects by either the Trust or Ridgewood Power V will be subject to approval of the Conversion and fulfillment of numerous other conditions and governmental requirements. If the investigation and other elements of the transaction are satisfactorily resolved, the Managing Shareholder expects that the initial purchase will close in September 1996 and that the remaining 50% interest will be purchased by Ridgewood Power V (if the Conversion is approved in a timely manner) or by the Trust in the fourth quarter of 1996.

The capacities of the plants range from .25 to 1.49 Megawatts. The plants sell their output under existing long-term power purchase contracts that expire between 2007 and 2023. Most of the plants operate under hydroelectric licenses granted by the Federal Energy Regulatory Commission ("FERC"). Five plants, with a total capacity of 3.26
Megawatts, have licensing proceedings pending.   Eight
plants (8.22 Megawatts) have licenses expiring between 2019 and 2024. The remaining seven plants (4.27 Megawatts), do not require FERC licensing.

Major operational and financial issues for these Projects include climatic variations such as droughts that can reduce output or floods, which can damage the Projects, the advanced age of many of the structures and equipment, and license grant or renewal conditions, which may include environmental restrictions on the use of river flow (and thus output) or requirements for construction of fish ladders or other enhancements for aquatic habitat. As part of its investigation, the Managing Shareholder is attempting to determine capital requirements for repair, rehabilitation and output enhancements.

CHI will provide operating and maintenance services for the New England Hydro Projects after the purchases under the direction of the Managing Shareholder. CHI will be entitled to reimbursement of its direct costs and expenses, an annual management fee of $295,000, an annual fee for indirect administrative costs of $125,000 and an annual performance fee of up to $150,000 if defined performance targets are met.

There is no assurance that the proposed transaction or any variant thereof will occur, that any purchase will be economically advantageous to the Trust or that the Trust will acquire any interest in any of the hydroelectric plants. In the Managing Shareholder's experience, the complex and protracted process of investigating potential acquisitions, negotiating terms with the seller and in some cases financial institutions, obtaining necessary governmental permits and consents, and matching the transaction's terms to the Trust's needs, which are dependent upon the entire asset portfolio of the Trust and thus shift as other acquisition opportunities change, cause frequent and unpredictable changes in the terms of the transaction and the probability of closing. Investors must understand that the proposed acquisition may not close or that the final terms and conditions of the transaction may differ from those described here or elsewhere, regardless of their vote on the Conversion.